SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 28, 2002

CROWN AMERICAN REALTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12216	25-1713733
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PASQUERILLA PLAZA, JOHNSTOWN, PENNSYLVANIA 15901

(Address of principal executive offices)

(814) 536-4441

(Registrant's telephone number)

Item 9. Regulation FD Disclosure

Crown American Realty Trust hereby furnishes Third Quarter 2002 Results and Supplemental Financial and Operational Information Package as released on October 28, 2002.

 NEWS FROM:

C R O W N A M E R I C A N R E A L T Y T R U S T

CONTACT: Media: Christine Menna 814-536-9520 or ChrisM@crownamerican.com

Investors: Terry Stevens 814-536-9538 or TStevens@crownamerican.com

Internet: www.crownamerican.com

IMMEDIATE RELEASE: Monday, October 28, 2002

CROWN AMERICAN REALTY TRUST REPORTS

THIRD QUARTER FFO PER SHARE OF $0.29

SAME CENTER NOI UP 2%

COMPANY ANNOUNCES PLANNED ACQUISITION OF

WIREGRASS COMMONS MALL IN DOTHAN, ALABAMA

Johnstown, Pa. - Crown American Realty Trust (NYSE:CWN), a real estate investment trust, today announced financial results and operating information for the third quarter and for the nine months ended September 30, 2002. The Board of Trustees also declared regular quarterly dividends on its common and senior preferred shares.

_______________________________

"Our mall portfolio continued to perform very well in the quarter," stated Company Chairman, CEO and President, Mark E. Pasquerilla. "Same center net operating income ('NOI') increased 2.0% in the quarter and 1.9% for the nine months, primarily from higher base rental income due to higher occupancy levels and higher average rental rates. Funds from Operations ('FFO') per common share was $0.29 for the quarter compared to $0.31 in last year's third quarter. In assessing the quarterly results, it's important to bear in mind that the results included $0.027 per share dilution from the Company's successful 5.75 million common share public offering completed in June. The quarter was also impacted $0.017 per share from higher net G&A costs compared to last year due to lower cost capitalizations and higher incentive compensation accruals, including for the Valley View Mall acquisition.

"As we previously reported, the $47.2 million of proceeds from our common offering were used initially to paydown our revolving line of credit, and will be somewhat dilutive until later re-deployed for acquisitions or other purposes. But, the new capital has given us the capacity to execute a credible and accretive external growth strategy. In late September the Company completed the acquisition of Valley View Mall in La Crosse, Wisconsin for about $50 million, and we are well along in the acquisition of Wiregrass Commons Mall located in Dothan, AL, as more fully described in the comments below. As part of our announced plan to dispose of non-strategic assets, we made progress this quarter with the buyer of Carlisle Plaza Mall in resolving certain contingencies, and we now expect the sale to occur imminently. As a result, Carlisle Plaza Mall is presented as "held for sale - discontinued operations" in the accompanying financial information with all prior period results restated, as required by generally accepted accounting principles. Carlisle's FFO contribution in each of the third quarters of 2002 and 2001 was less than a tenth of a cent. For the nine months, Carlisle contributed $0.006 and $0.003 per share to FFO in 2002 and 2001, respectively. We have also restated all prior period operating statistics to remove Carlisle for comparability. Management believes that these three property transactions will improve the overall quality of our mall portfolio.

"Operating trends in our portfolio continue to show signs of strength during this challenging economic environment. Mall shop occupancy ended the quarter at 87%, up 1% compared to a year ago, and also up 1% compared to June 30, 2002. Average mall shop base rent per square foot increased for the 36th consecutive quarter to $20.74 per square foot, up 4.1% from one year ago. Leasing results for the quarter continued to be solid with 181,000 square feet of new and renewal mall shop leases signed at rates that will produce $3.9 million in annual base rent income. Base rent on new leases averaged $23.23 per foot for the nine months of 2002 compared to $18.77 per foot average prior rents on a same space basis, an uplift of 24%. Comparable mall shop tenant sales per square foot for the first nine months of 2002 were $174.21, a 0.6% increase over the first nine months of 2001. Based on people counters in 22 of our malls, our customer traffic through the first nine months continues to be much stronger than the National Retail Traffic Index, down only 0.2% versus negative 3.7% for the national index. Our mall shops tenants' occupancy cost percentage was 10.1% at September 30, 2002, compared to 9.9% at September 30, 2001 and even with the occupancy cost at year-end 2001.

"We are pleased with our solid performance so far this year. We expect year end 2002 mall shop occupancy to range from 87% to 88%. As discussed in our last quarter, four anchor store leases have recently vacated as we had anticipated. The Kmart store lease at Phillipsburg, Mall, Phillipsburg, NJ was rejected in September, but we are in final negotiations with Kohl's as a replacement tenant for a potential opening in late 2003 or early 2004. The addition of Kohl's should be a major improvement to Phillipsburg Mall.

"PharMor was in bankruptcy and began to liquidate in the third quarter. Our only two PharMor units at South Mall in Allentown, PA and at Schuylkill Mall in Frackville, PA closed during the quarter. We have temporary tenants lined up and prospects for permanent replacements with several big box tenants, but have no permanent replacement leases executed at this time. Ames is also in liquidation, and our only Ames store in Washington Crown Center, Washington, PA closed in October. Ames had the superior anchor location in this mall. This lease has not yet been formally rejected, but we expect that to occur and have been working with two major potential replacement tenants, either of which would be a major improvement to the mall.

"While our malls have continued to produce strong results, these anchor closings and the general economy could put pressure on future same center NOI growth, but the continuing lower interest rate environment, our ongoing cost controls, and the earnings contribution from our acquisitions will mitigate these effects. These matters, including conservative percentage rent estimates, have been factored into our FFO estimates for the remainder of 2002 and for 2003. After reflecting the dilutive effect from the additional outstanding shares from our secondary offering and assuming that we complete the Wiregrass Commons acquisition later in the fourth quarter, we believe that FFO per share for 2002 can range from $1.34 to $1.38."

Pasquerilla concluded, "The positive operating results for the existing portfolio have been encouraging. Our recent secondary offering has provided the capital for enhanced external growth, and we continue to see acquisition opportunities that meet our investment criteria. The current economic and retail environment remains challenging, and we continue to manage the Company in a conservative posture. Our capital spending requirements have been declining and management will work to lower leverage levels over time. Despite the current weak economic environment, we believe that prospects for the Company remain strong. Our common shares produced a 64% total return in 2001 and 22% year to date in 2002. Our common dividend has a large return of capital component that produces enhanced returns to taxable investors. Yet we still believe our common shares remain undervalued. Crown's FFO multiple is 24% lower and our dividend yield is 44% higher compared to the regional mall peer company averages. Looking ahead to 2003, we believe FFO per share can range from $1.40 to $1.44 assuming no additional mall acquisitions (other than Wiregrass Commons) or dispositions. We believe that Crown American can offer continued strong total returns to investors and our management team is strongly committed to increasing shareholder value."

Dividend Information

The Board of Trustees declared a regular quarterly dividend of $.2125 per common share and $1.375 per senior preferred share. Both dividends are payable on December 20, 2002 to shareholders of record on December 9, 2002.

Financial Information - Third Quarter and Nine Months

Due to the classification change this quarter of Carlisle Plaza Mall to "held for sale - discontinued operations status", all prior period results have been restated, as required by generally accepted accounting principles. For the quarter ended September 30, 2002, the Company reports that Funds from Operations (FFO) before allocations to minority interest and to preferred dividends was $15.6 million, compared to $14.6 million for the third quarter of 2001. FFO allocable to common shares was $9.4 million, or $0.29 per common share, compared to $8.1 million, or $0.31 per common share, for the third quarter of 2001.

FFO before allocations to minority interest and to preferred dividends for the third quarter compared to last year was impacted by the following factors.

  A $1.3 million increase in mall shop base rents due to higher occupancy levels and higher average rents;
  A $0.3 million increase in temporary and seasonal leasing revenues;
  A $0.3 million increase in miscellaneous income;
  $1.0 million in lower interest expense due to lower average interest rates on floating rate debt and due to lower average borrowing levels;
  $0.4 million in lower anchor and mall shop percentage rents due to lower sales volumes;
  $0.5 million in higher mall operating costs, net of their related recoveries;
  $0.6 million in higher general and administrative expenses due primarily to lower capitalizations to leasing and construction activities and to higher incentive compensation costs; and
  $0.2 million in lower gain on the sale of out-parcel land.

Total revenues for the third quarter were $45.3 million, up $1.7 million or 4% from $43.6 million in the third quarter of 2002. The Company reported net income of $1.4 million for the third quarter of 2002 versus net income of $0.5 million in the same quarter of 2001. After deducting preferred dividends, there was a net loss applicable to common shares of $2.0 million in the third quarter of 2002, or $0.06 per share, compared to a net loss of $2.9 million in the third quarter of 2001, or $0.11 per share.

For the first nine months of 2002, FFO before allocations to minority interest and to preferred dividends was $47.4 million, or $0.96 per share, as compared to $45.1 million, or $0.96 per share for the same period of 2001. Total revenues for the first nine months of 2002 were $135.6 million compared to $133.6 million for the same period of 2001, an increase of $2.0 million, or 2%. The Company reported $1.4 million of net income for the first nine months of 2002, compared to $0 net income for the first nine months of 2001. After deducting preferred dividends, there was a net loss applicable to common shares of $8.8 million for the first nine months of 2002, or $0.31 per share, compared to a net loss of $10.2 million for the comparable period of 2001, or $0.39 per share.

Operating Information

  During the third quarter of 2002, leases for 181,000 square feet of mall shops were signed resulting in $3.9 million in annual base rental income. This compares to 206,000 square feet for $4.9 million during the same period in 2001. A total of 94 leases were signed during the third quarter of 2002, which included 48 renewals and 46 new leases. Annualized revenues from new and renewal signed mall shop leases during the nine months of 2002 were $11.7 million, compared to $12.6 million during the same period in 2001.
  For the nine months ended September 30, 2002, the average rent for mall shop leases signed was $20.65 per square foot compared with $23.70 for the same period in 2001. The average rents per square foot were $23.23 for new leases and $18.59 for renewals in the first nine months of 2002, compared with $24.55 and $22.38, respectively, in 2001.
  Net effective rent on new leases (after amortization of tenant allowances and leasing costs) for the nine months was $21.05 per square foot, up 0.8% compared to $20.88 per square foot for the same period last year. Tenant allowances for all leases averaged $4.99 per square foot for the nine months of 2002 and $13.71 for the same period last year, or $1.08 and $2.77 per square foot per year, respectively, when spread over the term of the leases.
  The average mall shop base rent of the portfolio at September 30, 2002 was $20.74 per square foot. This is a 4.1 % increase from $19.93 per square foot at September 30, 2001, and the 36th consecutive quarter that average mall shop base rent has increased. The acquisition of Valley View Mall, La Crosse, Wisconsin, in September 2002 added $0.15 per square foot to the average rent.
  Mall shop occupancy was 87% at September 30, 2002, compared to 86% at September 30, 2001. The Valley View Mall acquisition in September 2002 added 0.2% to the occupancy rate, and the exclusion of Carlisle added 0.9% and 0.7% to occupancy at September 30, 2002 and 2001, respectively.
  Mall shop comparable sales for the nine months ended September 30, 2002 were $174.21 per square foot, up 0.6% over $173.23 for the nine months ended September 30, 2001.
  Tenant occupancy costs, defined as the sum of base rent, percentage rent and expense recoveries as a percentage of mall shop sales, was 10.1% as of September 30, 2002, compared to 9.9% as of September 30, 2001.
  Temporary and promotional leasing income for the first nine months of 2002 amounted to $6.4 million, compared to $5.8 million for the same period in 2001.
  On September 11, 2002 the Company signed a purchase and sale agreement to acquire Wiregrass Commons Mall located in Dothan, Alabama, located in the southeastern corner of Alabama adjacent to Georgia and the Florida panhandle. The mall comprises 726,727 square feet of gross leasable area, of which 226,441 would be owned GLA with the remaining GLA owned by the anchors. The mall is anchored by Dillard's, JC Penney, McRae's and Parisian. The current in-line occupancy is approximately 80%, the in-line tenant sales are approximately $260 psf. The purchase price also includes approximately 60 acres of vacant land that can be used for expansion or out-parcel development. Closing is expected to occur in the fourth quarter. The Company plans to fund the acquisition from proceeds from its recent common share offering (originally used to paydown the Company's credit line) together with a floating rate first mortgage loan.
  In late September, the Company announced that it had acquired Valley View Mall located in La Crosse, Wisconsin. The mall comprises 587,000 square feet of gross leasable area, of which 331,000 is owned by the Company. The mall is anchored by Sears, JC Penney, Marshall Fields and Herberger's. The purchase price was approximately $50 million and was financed by a $37.0 million fixed rate mortgage bearing interest at 6.15% with the balance funded from the proceeds of the common offering completed in June (such proceeds were initially used to reduce the Company's line of credit).

Selected financial data follows for Crown American Realty Trust for the three and nine months ended September 30, 2002. The Company's more detailed quarterly Supplemental Financial and Operational Information Package is available on our web-site (www.crownamerican.com) or by calling Investor Relations at 1-800-860-2011.

___________________________________________________

Crown American Realty Trust through various affiliates and subsidiaries owns, acquires, operates and develops regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, North Carolina, Tennessee, Georgia and Wisconsin. The current portfolio includes 28 regional shopping malls.

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on assumptions and expectations, which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risk and other factors that might cause differences, some of which could be material, include, but are not limited to, the geo-political environment and the current "war on terrorism," economic and credit market conditions, consumer confidence and related spending levels and trends, the ability to refinance maturing indebtedness, the impact of competition, consumer buying trends, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expenses increases and financial stability of tenants within the retail industry, as well as other risks listed from time to time in the Company's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
THIRD QUARTER 2002
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002 vs. 2001		2002 vs. 2001
	(in thousands, except per share data)
FINANCIAL AND ANALYTICAL DATA:

Total FFO - Incr (decr) - 2002 compared to 2001:	$ 000	$ per share	$ 000	$ per share
Base rents from anchors and mall shops	$1,235	$0.034	$1,960	$0.054
Percentage rents from anchors and mall shops	(431)	(0.012)	(390)	(0.011)
Temporary and promotional leasing income	290	0.008	688	0.019
Mall operating costs, net of tenant recovery income	(484)	(0.013)	(253)	(0.007)
Utility and misc. mall income, equity in joint venture	224	0.006	(37)	(0.001)
Straight line rental income	(73)	(0.002)	(193)	(0.005)
Core mall operations	761	0.021	1,775	0.049

Interest expense	429	0.012	1,776	0.049
Property admin. and general & admin. expenses	(616)	(0.017)	(763)	(0.021)
Cash flow support earned	24	0.001	10	0.000
Gain on sale of outparcel land	(167)	(0.005)	(272)	(0.008)
Depreciation and amortization expense	-	-	71	0.002
Lease buyout income	26	0.001	(1,019)	(0.028)
Other items	(1)	(0.000)	(32)	(0.001)
Change in FFO before pref'd div's and minority interest	456	0.013	1,546	0.043
Allocation to minority interest in Operating Partnership	209	-	63	-
Dilutive impact of new share issuance, net of interest savings	599	(0.027)	716	(0.036)
Dilutive effect of common share options	-	(0.002)	-	(0.009)
Rounding to whole cents	-	(0.004)	-	0.002
Change in FFO allocable to common shareholders	$1,264	$(0.020)	$2,325	$(0.000)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Funds from Operations ($000 except per share data):		(reclassified)		(reclassified)
Net income	$1,410	$511	$1,393	$26
Adjustments:
Minority Interest in Operating Partnership	1,354	1,366	4,110	3,824
Depreciation and amortization - real estate	11,498	11,348	33,774	37,387
Depreciation- joint ventures and in other line items	437	437	1,361	1,290
Cash flow support amounts	828	804	2,357	2,347
Loss from discontinued operations	97	102	70	240
Extraordinary loss on early extinguishment of debt	-	-	4,314	-
FFO before allocations to minority interest and pref'd shares	15,624	14,568	47,379	45,114
Allocation to preferred shareholders (preferred dividends)	(3,403)	(3,402)	(10,209)	(10,206)
Allocation to minority interest in Operating Partnership	(2,838)	(3,047)	(9,466)	(9,529)
FFO allocable to common shares	$9,383	$8,119	$27,704	$25,379
FFO per common share	$0.29	$0.31	$0.96	$0.96

Shares outstanding at period end	31,984	26,208	28,625	26,208
Shares and partnership units outstanding at period end	41,940	36,164	38,581	36,164

Average shares outstanding during the period for diluted FFO	32,296	26,382	28,933	26,336
Avg. shares and partnership units during the period for diluted FFO	42,252	36,338	38,889	36,292

Components of Minimum Rents:
Anchor - contractual or base rents	$6,031	$6,123	$18,298	$18,351
Mall shops - contractual or base rents	21,168	19,900	62,446	60,470
Mall shops - percentage rent in lieu of fixed base rent	664	611	2,064	2,040
Straight line rental income	193	264	664	847
Ground lease - contractual or base rents	579	575	1,734	1,731
Lease buyout income	8	(18)	587	1,606
Total minimum rents	$28,643	$27,455	$85,793	$85,045
Components of Percentage Rents:
Anchors	$462	$649	$1,623	$1,773
Mall shops and ground leases	811	1,055	2,695	2,935
Total percentage rents	$1,273	$1,704	$4,318	$4,708

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
THIRD QUARTER 2002
OTHER FINANCIAL AND OPERATING DATA (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
	(in thousands, except as noted)

EBITDA: earnings (including gain on sale of outparcel land)
before interest, taxes, all depreciation and amortization
and extraordinary items	$27,794	$27,818	$85,036	$85,209

Debt and Interest:

Fixed rate debt at period end	$625,720	$598,116	$625,720	$598,116
Variable rate debt at period end	98,457	117,117	98,457	117,117
Total debt at period end	$724,177	$715,233	$724,177	$715,233

Weighted avg. interest rate on fixed rate debt for the period	7.6%	7.6%	7.6%	7.6%
Weighted avg. interest rate on variable rate debt for the period	4.0%	6.0%	4.1%	7.0%

Total interest expense for period	$12,548	$13,526	$38,478	$40,970
Amort. of deferred debt cost for period (incl. in interest exp)	446	453	1,358	1,381
Capitalized interest costs during period	-	24	-	34

Capital Expenditures Incurred:

Allowances for mall shop tenants	$1,937	$2,425	$5,117	$6,039
Allowances for anchor/ big box tenants	-	-	400	-
Leasing costs and commissions	439	679	1,393	1,931
Operational capital expenditures at properties	1,464	2,160	3,610	3,858
Acquisition of enclosed mall	50,004	-	50,004	-
Expansions and major renovations	96	1,713	447	3,686
Capital expenditures from discontinued operations	9	93	36	202
All other capital expenditures (included in Other Assets)	472	124	827	366
Total Capital Expenditures during the period	$54,421	$7,194	$61,834	$16,082

OPERATING DATA:

Mall shop GLA at period end (000 sq. ft.)			5,714	5,523

Mall shop Occupancy percentage at period end			87%	86%

Comp. Store Mall shop sales - 9 months ($ per sq. ft.)			$174.21	$173.23

Mall shop occupancy cost percentage at period end			10.1%	9.9%

Average mall shop base rent at period end ($ per sq. ft.)			$20.74	$19.93

Mall shop leasing for the period:
New leases - sq. feet (000)	91	133	245	324
New leases - $ per sq. ft.	$21.89	$23.73	$23.23	$24.55
Number of new leases signed.	46	54	134	171

Net Effective Rent for new leases signed in the period (per sq. ft)	$19.66	$20.67	$21.05	$20.88

Renewal leases - sq. feet (000)	90	73	305	208
Renewal leases - $ per sq. ft.	$21.74	$24.12	$18.59	$22.38
Number of renewal leases signed.	48	39	131	108

Tenant Allowances for leases signed during the period:
First Generation Space - per sq. ft.	$6.93	$24.73	$6.93	$30.23
Second Generation Space - per sq. ft.	$5.48	$14.02	$4.98	$15.47
Leases Signed during the period by:
First Generation Space - sq. feet (000)	1	12	1	19
Second Generation Space - sq. feet (000)	180	194	555	513

Theater and free-standing leasing for the period:
New leases- sq. feet (000)	-	-	38	-
New leases-$ per sq. ft.	$-	$-	$8.03	$-
Tenant allowances - $ per sq. ft.	$-	$-	$13.72	$-

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
		(reclassified)		(reclassified)
	(in thousands, except per share data)
Rental operations:
Revenues:
Minimum rent	$28,643	$27,455	$85,793	$85,045
Percentage rent	1,273	1,704	4,318	4,708
Property operating cost recoveries	9,041	8,753	26,956	26,279
Temporary and promotional leasing	2,096	1,806	6,439	5,751
Utility redistribution income	3,745	3,656	10,610	10,691
Miscellaneous income	505	212	1,512	1,129
	45,303	43,586	135,628	133,603

Property operating costs:
Recoverable operating costs	12,320	11,798	36,537	35,834
Property administrative costs	710	502	2,144	1,886
Other operating costs	796	546	2,090	1,863
Utility redistribution expense	3,147	2,989	8,513	8,145
Depreciation and amortization	11,498	11,348	33,774	37,387
	28,471	27,183	83,058	85,115
	16,832	16,403	52,570	48,488
Other expenses:
General and administrative	1,423	1,015	4,299	3,794
Interest, net	12,548	13,576	38,478	40,970
	13,971	14,591	42,777	44,764
	2,861	1,812	9,793	3,724

Property sales, disposals and adjustments:
Gain on sale of outparcel land	-	167	94	366

Loss from discontinued operations	(97)	(102)	(70)	(240)

Income before extraordinary item and minority interest
in Operating Partnership	2,764	1,877	9,817	3,850
Extraordinary loss on early extinguishment of debt	-	-	(4,314)	-
Income before minority interest	2,764	1,877	5,503	3,850
Minority interest in Operating Partnership	(1,354)	(1,366)	(4,110)	(3,824)
Net income	1,410	511	1,393	26
Dividends on preferred shares	(3,403)	(3,402)	(10,209)	(10,206)
Net (loss) applicable to common shareholders	$(1,993)	$(2,891)	$(8,816)	$(10,180)

Per common share information:
Basic and Diluted EPS:
(Loss) before extraordinary item	$(0.06)	$(0.11)	$(0.20)	$(0.38)
Extraordinary item	-	-	(0.11)	-
(Loss) from discontinued operations	-	-	-	(0.01)
Net (loss)	$(0.06)	$(0.11)	$(0.31)	$(0.39)

Weighted average shares outstanding - basic	31,984	26,208	28,625	26,208

Weighted average shares outstanding - diluted	32,296	26,382	28,933	26,336

Funds from Operations:
FFO allocable to common shareholders	$9,383	$8,119	$27,704	$25,379
Diluted FFO per share	$0.29	$0.31	$0.96	$0.96

Note: Prior-year amounts have been reclassified to conform to the current year presentation showing Carlisle Plaza Mall as discontinued operations due to its held for sale status as of September 30, 2002.

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SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2002	2001
	(Unaudited)	(reclassified)

Assets
Income-producing properties:
Land	$157,522	$147,371
Buildings and improvements	1,071,920	1,024,609
Deferred leasing and other charges	44,095	44,678
	1,273,537	1,216,658
Accumulated depreciation and amortization	(490,887)	(461,452)
	782,650	755,206

Minority interest in Operating Partnership	3,162	3,303

Investment in joint venture	3,494	3,705
Cash and cash equivalents, unrestricted	10,556	16,998
Restricted cash and escrow deposits	8,161	7,877
Tenant and other receivables	12,734	14,648
Deferred charges and other assets	22,485	19,587
Assets from discontinued operations	5,111	5,456
	$848,353	$826,780

Liabilities and Shareholders' Equity

Debt on income-producing properties	$724,177	$710,436
Accounts payable and other liabilities	30,468	40,731
Liabilities from discontinued operations	7,020	10,490
	761,665	761,657

Commitments and contingencies

Shareholders' equity:
Non-redeemable senior preferred shares, 11% cumulative,
$.01 par value, 2,500,000 shares authorized and issued	25	25
Common shares, par value $.01 per share, 120,000,000 shares
authorized, 33,505,447 and 27,742,317 shares issued at
September 30, 2002 and December 31, 2001, respectively	335	277
Additional paid-in capital	365,007	317,450
Accumulated deficit	(262,669)	(235,980)
	102,698	81,772
Less common shares held in treasury at cost; 1,534,398 shares
at both September 30, 2002 and December 31,2001	(14,652)	(14,652)
Less preferred shares held in treasury at cost; 25,000 shares at both
September 30, 2002 and December 31, 2001.	(929)	(929)
Accumulated other comprehensive loss	(429)	(1,068)
	86,688	65,123
	$848,353	$826,780

Note: Prior-year amounts have been reclassified to conform to the current year presentation showing Carlisle Plaza Mall as discontinued operations due to its held for sale status as of 9/30/02.

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

SUPPLEMENTAL FINANCIAL AND OPERATIONAL INFORMATION PACKAGE

CROWN AMERICAN REALTY TRUST
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2002	2001
		(reclassified)
	(in thousands)

Cash flows from operating activities:
Net income	$1,393	$26
Adjustments to reconcile net income to net cash
provided by operating activities:
Minority interest in Operating Partnership	4,110	3,824
Equity earnings in joint venture	(326)	(207)
Depreciation and amortization	36,252	39,837
Loss on early extinguishment of debt	4,314	-
Net changes in:
Tenant and other receivables	1,914	2,077
Deferred charges and other assets	(4,534)	(1,575)
Restricted cash and escrow deposits	316	1,602
Accounts payable and other liabilities	(9,624)	(10,275)
Net cash provided by discontinued operations	570	454
Net cash provided by operating activities	34,385	35,763

Cash flows from investing activities:
Investment in income-producing properties	(10,968)	(15,515)
Acquisition of enclosed shopping mall	(50,004)	-
Change in investing escrow deposits	(121)	(50)
Distributions from joint venture	260	539
Net cash used in discontinued operations	(23)	(201)
Net cash (used in) investing activities	(60,856)	(15,227)

Cash flows from financing activities:
Net proceeds from common share issuance and exercise of stock options	47,622	-
Net proceeds from issuance of debt, net of loan deposits and prepayment penalties	105,775	13,401
Cost of issuance of debt	(1,140)	-
Debt repayments	(96,509)	(10,193)
Dividends and distributions paid on common shares and partnership units	(24,196)	(22,696)
Dividends paid on senior preferred shares	(10,209)	(10,206)
Cash flow support payments	2,358	2,347
Net cash used in discontinued operations	(3,672)	(489)
Net cash provided by (used in) financing activities	20,029	(27,836)

Net decrease in cash and cash equivalents	(6,442)	(7,300)

Cash and cash equivalents, beginning of period	16,998	14,613

Cash and cash equivalents, end of period	$10,556	$7,313

Supplemental Cash Flow Data:

Interest paid (net of capitalized amounts)	$37,176	$39,589
Interest capitalized	$-	$34
Other comprehensive income (loss) - hedging activities	$639	$(1,111)

	Note: Prior-year amounts have been reclassified to conform to the current year presentation showing Carlisle Plaza Mall as discontinued operations due to its held for sale status as of 9/30/02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CROWN AMERICAN REALTY TRUST

By: /s/ Terry L. Stevens
Name: Terry L. Stevens
Title: Executive Vice President and
Chief Financial Officer

Date: October 28, 2002